UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2019

Venator Materials PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-38176	98-1373159
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Titanium House, Hanzard Drive, Wynyard Park,

Stockton-On-Tees, TS22 5FD, United Kingdom

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: +44 (0) 1740 608 001

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary Shares, par value $0.001 per share	VNTR	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 13, 2019, Venator Materials PLC (the "Company") terminated its pension top-up agreement with Simon Turner, the Company's President and Chief Executive Officer, pursuant to an amendment (the "Amendment") to Mr. Turner's Terms and Conditions of Employment with an affiliate of the Company. The description of the Amendment is a summary and is qualified in its entirety by the complete terms of the Amendment, which the Company intends to file as an exhibit to the Company's annual report on Form 10-K for the year ending December 31, 2019.

During 2012, Huntsman Corporation entered into the pension top-up agreement with Mr. Turner to make up for benefits lost due to regulatory restrictions in the U.K. and which was intended to provide additional benefits under the Huntsman Global Pension Scheme based on Mr. Turner’s uncapped final salary. The Company assumed the pension top-up agreement in connection with the Company's separation from Huntsman in August 2017. The present value for Mr. Turner under this pension top-up agreement varies based on his salary for the preceding 12 months and then-current actuarial and other assumptions. Prior to the termination of the arrangement pursuant to the Amendment, the present value of Mr. Turner's accumulated benefit under the pension top-up agreement had continued to increase beyond the $15,821,394 disclosed in the Company’s 2019 proxy statement. Mr. Turner was fully vested in all benefits provided under the pension top-up payment agreement prior to its termination.

Pursuant to the Amendment, the pension top-up agreement was terminated and the Company's obligations under the pension top-up agreement will be fully satisfied by payment to Mr. Turner of an aggregate amount totaling £6,800,000, the approximate value of the pension top-up obligation at the date of the Company’s separation from Huntsman, and which pursuant to the Amendment is now payable in four equal installments. The first installment will be paid prior to December 31, 2019, and each of the next three installments will be paid within 45 days following each of the first three anniversaries of the date of the Amendment.

In the event of Mr. Turner's termination from the Company for any reason prior to November 13, 2022, the Company may elect, in its discretion, to accelerate the payments of any remaining unpaid installments or to continue to pay such installments on the originally scheduled payment dates. All remaining unpaid installments will be paid to Mr. Turner (or his estate) within 45 days following a change in control or his death.

Additional information regarding officer compensation and the Company’s STIP, LTIP, severance and other plans and programs may be found in the Company’s 2019 Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENATOR MATERIALS PLC

/s/ SEAN PETTEY
Assistant Secretary

Dated: November 18, 2019